Exhibit 31.2

CERTIFICATION

I, Miguel A. Desdin, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report of TPC Group Inc. on Form 10-K/A; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report.

Date: October 18, 2010	/s/ Miguel A. Desdin
Miguel A. Desdin Senior Vice President and Chief Financial Officer